Exhibit 99.1

           LOGICVISION REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

    Achieves Positive Cash Flow; Revenue and Net Loss Better Than Guidance

    SAN JOSE, Calif., July 25 /PRNewswire-FirstCall/ -- LogicVision, Inc. (Nasdaq: LGVN), a leading provider of silicon test and yield learning solutions, today announced its financial results for the second quarter ended June 30, 2006.

    Second Quarter 2006 Results

    Revenues in the second quarter of 2006 were $2.8 million, up 18 percent from $2.3 million in the first quarter of 2006.

    Net loss in the second quarter of 2006 was $1.7 million, or $0.09 per share, compared with a net loss of $2.2 million, or $0.12 per share, reported in the first quarter of 2006.

    Gross margins in the second quarter improved to 76 percent, compared with 71 percent in the first quarter of 2006.

    Operating expenses were $3.9 million in the second quarter, including $124,000 of stock-based employee compensation charges in accordance with SFAS 123 (R). This compares with $3.9 million of operating expenses in the first quarter of 2006, including $95,000 of stock-based employee compensation charges in accordance with SFAS 123(R).

    At June 30, 2006, LogicVision had $9.6 million in cash, cash equivalents and investments, up $269,000 from $9.4 million at March 31, 2006. The company has no bank debt.

    New orders received during the second quarter totaled $1.3 million, of which $800,000 is expected to be recognized as revenue ratably over the next 12 months. The company exited the second quarter with a backlog of $19.8 million, including $6.4 million of deferred revenues, compared with a backlog of $21.0 million, including $7.4 million of deferred revenues, at the end of the first quarter. Approximately $9.0 million of the total backlog is expected to become recognized as revenue ratably over the next 12 months.

    "In the second quarter, we were pleased to report positive cash flow from operations for the first time since 2003 and to achieve revenues and net loss better than the guidance we gave on our last earnings conference call. The low bookings we experienced were mainly due to the timing of certain orders that were delayed into our third quarter as they moved slower than expected through our customers' corporate legal review," said James T. Healy, president and CEO of LogicVision.

    "We achieved one of our major financial goals during the second quarter, which was to be cash flow positive; however, we believe the lighter-than-expected bookings has impacted our ability to achieve our second major financial goal, which was to become profitable on a quarterly basis by the end of the year. Market trends continue to move in our favor and we believe our product offering is uniquely positioned to solve the emerging issues companies face as they transition to smaller manufacturing geometries. We are excited about our prospects for the remainder of 2006 and beyond," Mr. Healy said.

    Guidance for the Third Quarter of 2006

    * Revenues are expected to be in the range of $2.5 million to $2.7 million.

    * Net loss is expected to be in the range of $2.0 million to $2.2 million or a net loss in the range of $0.10 to $0.11 per share.

    * Cash, cash equivalents and investments are expected to be approximately $9.0 million at the end of the third quarter.

    Conference Call

    LogicVision will broadcast its conference call discussion of second quarter 2006 financial results today, July 25, 2006 at 2 p.m. Pacific time. To listen to the call, please dial 800-857-5485, pass code: "LogicVision." A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 203-369-3042. The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company's web site at http://www.logicvision.com. An archived web cast of the call will be available at http://www.logicvision.com for one year.

    About LogicVision, Inc.

    LogicVision, Inc. provides unique yield learning capabilities in the design for manufacturing space. These capabilities enable its customers, leading semiconductor companies, to more quickly and efficiently learn to improve product yields. The company's advanced Design for Test (DFT) product line, ETCreate, works together with ETAccess and SiVision yield learning applications to enable increased profit by reducing device field returns, reducing test costs, and accelerating both time to market and time to yield. LogicVision solutions are used in the development of semiconductor ICs for products ranging from digital consumer goods to wireless communications devices and satellite systems. LogicVision was founded in 1992 and is headquartered in San Jose, Calif. For more information visit http://www.logicvision.com.

    FORWARD LOOKING STATEMENTS

    Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's outlook, expected bookings, the features, benefits and enhancements of the Company's products, market opportunities, and the Company's expected financial results, including revenues, net loss, and cash, cash equivalents and investments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be modified, cancelled or not renewed, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, whether customers accept the Company's new products, the impact of competitive products and alternative technological advances, the Company's ability to realize anticipated savings from the restructuring, and other risks detailed in LogicVision's Form 10-K for the year ended December 31, 2005, Form 10-Q for the quarter ended March 31, 2006 and from time to time in LogicVision's SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

    LogicVision, Embedded Test and LogicVision logos are trademarks or registered trademarks of LogicVision, Inc. in the United States and other countries. All other trademarks and service marks are the property of their respective owners.

                                LOGICVISION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                  Three Months Ended               Six Months Ended
                                                       June 30,                        June 30,
                                             ----------------------------    ----------------------------
                                                 2006            2005            2006            2005
                                             ------------    ------------    ------------    ------------
Revenues:
 License                                     $      1,305    $      1,493    $      2,524    $      4,190
 Service                                            1,367             984           2,497           1,912
 Product                                              100              58             100             110
      Total revenues                                2,772           2,535           5,121           6,212

Cost of revenues:
 License                                              230             203             487             389
 Service                                              429             531             853           1,100
 Product                                                -              25               -              50
      Total cost of revenues                          659             759           1,340           1,539
Gross profit                                        2,113           1,776           3,781           4,673

Operating expenses:
   Research and development                         1,036           1,377           2,123           3,067
   Sales and marketing                              1,779           1,974           3,659           3,750
   General and administrative                       1,037           1,279           2,001           2,568
      Total operating expenses                      3,852           4,630           7,783           9,385

Loss from operations                               (1,739)         (2,854)         (4,002)         (4,712)
Interest and other income, net                         90              68             162             130

Loss before provision for income taxes             (1,649)         (2,786)         (3,840)         (4,582)
Provision for income taxes                             19              14              76              30

Net loss                                     $     (1,668)   $     (2,800)   $     (3,916)   $     (4,612)

Net loss per common share, basic and
 diluted                                     $      (0.09)   $      (0.15)   $      (0.21)   $      (0.25)
Weighted average number of shares
 outstanding, basic and diluted                    18,986          18,634          18,954          18,516

                                LOGICVISION, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                               June 30,      December 31,
                                                 2006            2005
                                             ------------    ------------

               ASSETS
Current Assets:
   Cash and cash equivalents                 $      6,329    $      3,620
   Short-term investments                           3,316           7,076
  Accounts receivable, net of
   allowance for doubtful
   accounts of $7 and $25,
   respectively                                       693           2,512
   Prepaid expenses and other current
    assets                                          1,296           1,544
      Total current assets                         11,634          14,752
Property and equipment, net                           886           1,097
Intangible assets, net                                314             464
Goodwill                                            6,846           6,846
Other long-term assets                                934           1,182
      Total assets                           $     20,614    $     24,341

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                          $        511    $        484
   Accrued liabilities                              1,889           1,702
   Deferred revenue, current portion                3,388           3,137
      Total current liabilities                     5,788           5,323
Deferred revenue                                    3,025           3,580
      Total liabilities                             8,813           8,903

Commitments and contingencies

Stockholders' Equity:
   Preferred stock, $0.0001 par
    value:
      Authorized: 5,000 shares;
      Issued and outstanding: no
       shares issued and outstanding                    -               -
   Common stock, $0.0001 par value:
      Authorized: 125,000 shares;
      Issued and outstanding: 20,012
      shares at June 30, 2006
      and 18,892 shares at
      December 31, 2005                                 2               2
Additional paid-in capital                        104,675         104,417
Accumulated other comprehensive
 income (loss)                                         14              (7)
Accumulated deficit                               (92,890)        (88,974)
      Total stockholders' equity                   11,801          15,438
      Total liabilities and
       stockholders' equity                  $     20,614    $     24,341

SOURCE  LogicVision, Inc.
    -0-                             07/25/2006
    /CONTACT: Bruce M. Jaffe, Vice President & CFO of LogicVision, +1-408-453-0146, InvestorRelations@logicvision.com/
    /Web site:  http://www.logicvision.com /
    (LGVN)